EXHIBIT 4.13
December 10, 20 l 8

Legend Biotech Ireland Limited
One Spenser Dock,
North Wall Quay
Dublin, Ireland
Attention: General Manager

Legend Biotech USA, Inc.
10 Knightsbridge Road
Piscataway, Township, NJ 08854
Attention: General Manager

CONFIDENTIAL

RE: Letter Agreement No. 2 to the Collaboration and License Agreement By and Among Legend Biotech USA, Inc. ("Legend U.S.), Legend Biotech Ireland Limited ("Legend Ireland", together with Legend U.S., "Legend") and Janssen Biotech, Inc. ("Janssen") dated December 21, 2017 (the Collaboration Agreement")

Ladies and Gentlemen:

This second letter agreement ("Letter Agreement No. 2") is to memorialize agreement of the Parties to change the date by which the Development Budget for Calendar Year 2020 is due. All capitalized terms used in this Letter Agreement No. 2 have the same meanings ascribed to them under the Collaboration Agreement unless otherwise defined herein.

In accordance with Section 4.1.3 of the Collaboration Agreement, the JDC shall review and update the GDP annually, and concurrently prepare an updated Development Budget covering the next Calendar Year and the succeeding Calendar Year. The GDP and accompanying Development Budget is targeted for final approval of the JSC no later than December 1 of each Calendar Year.

The Development Budget for Calendar Years 2019 and 2020 are due for approval before the end of 2018. The Parties agree that it is advantageous to delay preparation and approval of the 2020 Development Budget beyond the end of 2018. Therefore, the Parties agree to modify the requirement of Section 4.1.3(a) such that the Development Budget for 2019 is due by the end of December 2018 and the Development Budget for 2020 is due by the end of June 2019. This Letter Agreement does not affect the deadline for future Development Budgets. If the foregoing is agreed to and accepted by Legend, please have this Letter Agreement No. 2 executed and dated by an authorized representative of Legend as required under Section 14.8 of the Collaboration Agreement and return to Janssen.

Janssen Biotech, Inc.
By: _______________________________
Name: _____________________________
Title: ______________________________
Date: ______________________________

Legend Biotech USA, Inc.
By: _______________________________
Name: _____________________________
Title: ______________________________
Date: ______________________________

Legend Biotech Ireland Limited
By: _______________________________
Name: _____________________________
Title: ______________________________
Date: ______________________________